UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

October 16, 2024

Date of report (date of earliest event reported)

FIVE POINT HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 FivePoint	4th Floor	Irvine	California	92618
(Address of Principal Executive Offices)				(Zip code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares	FPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.

On October 16, 2024, Five Point Holdings, LLC (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report a notice of resignation from the Company’s Board of Directors (the “Board”) tendered by Evan Carruthers under Items 5.02, 8.01 and 9.01 of Form 8-K. Mr. Carruthers indicated that his resignation from the Board would be effective upon the closing of the sale of Castlelake, L.P.’s (“Castlelake’s”) equity interests in the Company and its subsidiaries to Glick Family Investments (“Glick”).

This Current Report on Form 8-K/A (Amendment No. 1) is being filed pursuant to Instruction 2 to Item 5.02 of Form 8-K, solely to amend the Original Report to report the effectiveness of Mr. Carruthers’ resignation from the Board. Item 5.02 of the Original Report is amended as set forth below. Except as set forth herein, no other modifications have been made to the Original Report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The sale of Castlelake’s equity interests to Glick closed on October 22, 2024. As contemplated by Mr. Carruthers’ resignation notice, his resignation from the Board became effective on the same day. As previously reported, his decision to resign from the Board was not the result of any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: October 28, 2024

FIVE POINT HOLDINGS, LLC

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Operating Officer, Chief Legal Officer, Vice President and Secretary